SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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OYO Geospace Corporation

(Name of Registrant as Specified in its Charter)

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January 5, 2006

Dear Fellow Stockholder:

I am pleased to invite you to attend OYO Geospace Corporation’s 2006 Annual Meeting of Stockholders. We will hold the meeting at 9:00 a.m. on the 8th of February 2006, at the company’s corporate headquarters at 7007 Pinemont Drive, Houston, Texas, 77040-6601.

Following this letter you will find the formal Notice of Meeting and a proxy statement which describes the action to be taken at the meeting. We have enclosed a proxy card so that you may grant your proxy to be voted as you indicate. We have also enclosed a copy of our 2005 Annual Report. We encourage you to read these materials.

Your vote is important. Please complete and mail your proxy card promptly, whether or not you plan to attend the annual meeting. If you attend the meeting you may vote in person even if you have mailed a signed and dated proxy.

The board of directors recommends that you vote FOR the election of directors as described in the attached proxy statement.

Thank you for your cooperation. The rest of the board of directors and I look forward to seeing you at the meeting.

Very truly yours,

Gary D. Owens

Chairman of the Board, President

and Chief Executive Officer

OYO Geospace Corporation

7007 Pinemont Drive

Houston, Texas 77040-6601

January 5, 2006

Notice of Annual Meeting of Stockholders to Be Held February 8, 2006

The Annual Meeting of the Stockholders of OYO Geospace Corporation will be held at 9:00 a.m. on the 8th of February 2006, at the company’s corporate headquarters at 7007 Pinemont Drive, Houston, Texas, to elect three directors, each to hold office until the 2009 Annual Meeting of Stockholders or until his successor is duly elected and qualified and to transact such other business as may properly come before the meeting or any adjournment thereof.

The holders of record of OYO Geospace Corporation common stock at the close of business on December 21, 2005 will be entitled to vote at the meeting.

By order of the Board of Directors,

Charles H. Still

Secretary

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting, please sign, date and mail the enclosed proxy card promptly. If you attend the meeting you may vote in person even if you have mailed a signed and dated proxy.

OYO Geospace Corporation

Proxy Statement

January 5, 2006

The board of directors of OYO Geospace Corporation (the “Company”) is soliciting proxies from its stockholders for the annual meeting of stockholders to be held at 9:00 a.m. on the 8th of February 2006, at the Company’s corporate headquarters at 7007 Pinemont Drive, Houston, Texas, and for any adjournment thereof.

You are entitled to vote at that meeting if you were a holder of record of the Company’s common stock at the close of business on December 21, 2005. On January 5, 2006, the Company began mailing to stockholders entitled to vote at the meeting a proxy card, this proxy statement and the Company’s 2005 Annual Report. On December 21, 2005, there were 5,639,465 shares of the Company’s common stock outstanding. Each share of common stock entitles the holder to one vote on each matter considered at the meeting.

Your proxy card will appoint Mr. Gary D. Owens and Mr. William H. Moody as proxy holders, or your representatives, to vote your shares as you indicate. If you sign, date and return your proxy card without specifying voting instructions, the proxy holders will vote your shares FOR the election of the director nominees named in this proxy statement.

Signing, dating and returning your proxy card does not preclude you from attending the meeting and voting in person. If you submit more than one proxy, the latest-date proxy will automatically revoke your previous proxy. You may revoke your proxy at any time before it is voted by sending written notice, to be delivered before the meeting, to: Computershare Investor Services, 350 Indiana Street, Suite 800, Golden, Colorado 80401.

The enclosed form of proxy provides a means for you to vote for the director nominees listed in this proxy statement or to withhold authority to vote for such nominees.

The board of directors expects the nominees named in this proxy statement to be available for election. If any nominee is not available, the proxy holders may vote your shares for a substitute if you have submitted a signed and dated proxy card that does not withhold authority to vote for nominees.

The Company is not aware of any matters to be brought before the meeting other than those described in this proxy statement. If any other matters not now known are properly brought by the Company before the meeting, and if you return a signed, dated proxy card, the proxy holders may vote your shares in their discretion as to those other matters.

No business can be conducted at the meeting unless a majority of all outstanding shares entitled to vote is either present at the meeting in person or represented by proxy. The three nominees who receive the most votes will be elected to the three open directorships even if they receive less than a majority of the votes cast. Abstentions and broker non-votes are counted as shares present for determining a quorum, but they are not counted as votes for or against any director. There are no rights of appraisal or similar dissenters’ rights with respect to any matter to be acted upon pursuant to this proxy statement.

Representatives of Computershare Investors Services, the transfer agent and registrar for the common stock, will act as the inspectors of election at the meeting.

PROPOSAL I : ELECTION OF DIRECTORS

At the meeting, the stockholders will elect three directors. The board of directors is divided into three classes, each class being composed as equally in number as possible. The classes have staggered three-year terms, with the term of one class expiring at each annual meeting of stockholders.

The directors in Class II, whose terms expire at the meeting, are Katsuhiko Kobayashi, Michael J. Sheen and Charles H. Still. Messrs. Kobayashi, Sheen and Still have been nominated by the newly formed nominating and corporate governance committee to serve as Class II directors for another three-year term expiring at the 2009 Annual Meeting of Stockholders. The directors in Class I are serving terms that expire at the 2008 Annual Meeting of Stockholders. The directors in Class III are serving terms that expire at the 2007 Annual Meeting of Stockholders. Only Dr. Davis, Mr. Okuto, Mr. Moody and Mr. Still are independent, as defined in Rule 4200(a)(15) of the National Association of Securities Dealer’s listing standards as currently applicable to the Company.

Information regarding the director nominees and directors whose terms will continue after the meeting follows:

Class I Directors (Terms Expiring at the 2008 Annual Meeting of Stockholders)	Age	Position	Director Since
Thomas L. Davis, Ph.D. (a)(b)(c)	58	Director	1997
Ryuzo Okuto (a)(c)	67	Director	2004

Nominees for Election for Class II (Terms Expiring at the 2006 Annual Meeting of Stockholders)
Katsuhiko Kobayashi	60	Director	1995
Michael J. Sheen	57	Senior Vice President and Chief Technical Officer, Director	1997
Charles H. Still (b)(c)	63	Director	1997

Class III Directors (Terms Expiring at the 2007 Annual Meeting of Stockholders)
William H. Moody (a)	66	Director	2004
Gary D. Owens	58	Chairman of the Board, President and Chief Executive Officer	1997

(a)	Member of the audit committee.
(b)	Member of the compensation committee.
(c)	Member of the nominating and corporate governance committee

Background of Nominees and Continuing Directors

Thomas L. Davis, Ph.D. became a director in connection with the Company’s initial public offering in November 1997. Dr. Davis is a Professor of Geophysics at the Colorado School of Mines, where he has worked since 1980. He has also been a coordinator of the Reservoir Characterization Project, an industry consortium of the Colorado School of Mines, since it was founded in 1985, with the objective of characterizing reservoirs through development and application of 3-D and time lapse 3-D multicomponent seismology. Dr. Davis consults and lectures worldwide and has written and co-edited numerous papers and other works in the field of seismic interpretation.

Ryuzo Okuto has been a director since July of 2004. Mr. Okuto joined Sanwa Bank in April, 1961 where he worked in various positions in offices throughout the world. Mr. Okuto was a Managing Director of Chisso Corporation from June 1993 to June 2001.

Katsuhiko Kobayashi joined OYO Corporation, the sole stockholder of OYO Corporation U.S.A., in 1995 and has been a director and a senior executive officer since March 2001. Mr. Kobayashi was elected to serve as the President of OYO Corporation U.S.A. on May 31, 2002 and is currently serving in that position. He has served as a director of the Company since 1995. From 1967 to 1995, Mr. Kobayashi was employed by Sanwa Bank in its international banking area, where he last held the position of general manager of the International Credit Administration Department from 1993 to 1995.

Michael J. Sheen joined the Company as Senior Vice President and Chief Technical Officer in August 1997 and became a director in connection with the Company’s initial public offering in 1997. Mr. Sheen had been a Senior Vice President and Chief Technical Officer of Input/Output, Inc. beginning in 1991 and had held other positions at Input/Output, Inc. starting in 1977.

Charles H. Still became a director in connection with the Company’s initial public offering in 1997. He has been Secretary, serving in a non-executive capacity, since the Company’s formation in September 1994 and Secretary of various affiliates and predecessors of the Company since 1980. He has been a partner in the law firm of Fulbright & Jaworski L.L.P. since 1975.

William H. Moody has been a director since July of 2004. Mr. Moody served with KPMG in many capacities including managing partner, audit partner-in-charge and Securities and Exchange Commission reviewing partner until his retirement in June 1996. Mr. Moody is also a member of the board of directors, and a member of the audit committee of the board of directors, of Remote Knowledge, Inc., a position he has held since November 2004.

Gary D. Owens joined the Company as President and Chief Executive Officer in 1997 and became a director and Chairman of the board in that year. From October 1993 until May of 1997, Mr. Owens was the President and Chief Executive Officer of Input/Output, Inc. Mr. Owens had held other positions at Input/Output, Inc. beginning in 1977.

Nominations to the Board of Directors

The board of directors has not historically had a standing nominating or corporate governance committee. The board has not historically had a standing nominating committee because the Company’s management and board members have historically served the Company for long periods of time, and thus there has not been a need to nominate new directors or officers on a regular basis. The members of the board of directors who are independent are listed above under “Proposal I: Election of Directors.”

Subsequent to the end of the Company’s 2005 fiscal year, the board of directors established a nominating and corporate governance committee to be comprised of Mr. Still, Mr. Okuto and Dr. Davis. All of the members of the nominating and corporate governance committee are independent, as defined in Rule 4200(a)(15) of the National Association of Securities Dealer’s listing standards as currently applicable to the Company. The charter for the nominating and corporate governance committee will be filed with the Securities and Exchange Commission and/or available on the Company’s website in the near future. The address of the Company’s website is www.oyogeospace.com.

With respect to the nominations process, the board of directors has not historically operated under a written charter, though as is mentioned above, the written charter of the newly formed nominating and corporate governance committee will be filed with the Securities and Exchange Commission and/or available on the Company’s website in the near future. The board of directors has historically been responsible for reviewing and interviewing qualified candidates to serve on the board of directors, for making recommendations for nominations to fill vacancies on the board of directors, and for selecting the nominees for election by the Company’s stockholders at each annual meeting. The nominating and corporate governance committee will perform these functions in the future, and selected the nominees for election by the Company’s stockholders at the 2006 annual meeting of stockholders. The board of directors has not established specific minimum age, education, experience or skill requirements for potential directors. The board of directors has taken into account all factors it has considered appropriate in fulfilling its responsibilities to identify and recommend individuals as director nominees. Those factors have included, without limitation, the following:

•	an individual’s business or professional experience, accomplishments, education, judgment, understanding of the business and the industry in which the Company operates, specific skills and talents, independence, time commitments, reputation, general business acumen and personal and professional integrity or character;

•	the size and composition of the board of directors and the interaction of its members, in each case with respect to the needs of the Company and its stockholders; and

•	regarding any individual who has served as a director of the Company, his or her past preparation for, attendance at, and participation in meetings and other activities of the board of directors or its committees and his or her overall contributions to the board of directors and the Company.

The board of directors has utilized a variety of methods for identifying and evaluating nominees for director. Candidates may come to the attention of the board through current board members, professional search firms, stockholders or other persons. Candidates have been evaluated at regular or special meetings of the board of directors, and may be considered at any point during the year. In the future, the recently formed nominating and corporate governance committee will perform the functions specified below under the heading “Committees of the Board of Directors and Meeting Attendance” with respect to identifying and evaluating nominees for directors.

The nominating and corporate governance committee will consider qualified nominees recommended by stockholders. Stockholders desiring to make such recommendations should submit such recommendations to the Company Secretary, c/o OYO Geospace Corporation, 7007 Pinemont Drive, Houston, Texas 77040-6601. All such communications will be forwarded to the intended recipient(s). The nominating and corporate governance committee will evaluate candidates properly proposed by stockholders in the same manner as all other candidates.

Communications with the Board

Any stockholder or other interested party wishing to send written communications to any one or more members of the Company’s board of directors may do so by sending them to the Company Secretary, c/o OYO Geospace Corporation, 7007 Pinemont Drive, Houston, Texas 77040-6601. All such communications will be forwarded to the intended recipient(s).

Committees of the Board of Directors and Meeting Attendance

The board of directors has a standing audit committee and compensation committee. The board of directors also has a standing nominating and corporate governance committee, which was formed after the end of the Company’s 2005 fiscal year.

The audit committee is charged with, among other tasks, recommending to the entire board the engagement and discharge of independent auditors of the financial statements of the Company, reviewing and pre-approving the professional services provided by independent auditors, reviewing the independence of independent auditors, reviewing with the auditors the plan and results of the auditing engagement, considering the range of audit and non-audit fees and reviewing the Company’s system of internal accounting controls. The audit committee met six times during the fiscal year ended September 30, 2005. The audit committee’s report appears below in this proxy statement. The board of directors of the Company has made a determination that Mr. Moody, a member of its audit committee who is independent, is a financial expert. Mr. Moody’s background is described above under “Background of Nominees and Continuing Directors.”

The compensation committee is charged with recommending to the entire board the compensation to be paid to officers and key employees of the Company and the compensation of members of the board of directors. The compensation committee also makes recommendations to the entire board regarding the grant of stock options and restricted stock awards. The compensation committee met four times during the fiscal year ended September 30, 2005. The compensation committee’s report on executive compensation for fiscal 2005 appears below in this proxy statement.

The newly formed nominating and corporate governance committee is charged with, among other things, identifying and recommending nominees for election to the Company’s board of directors at annual meetings and filling vacancies on the Company’s board, recommending nominees for appointment to the Company’s committees, annually reviewing the overall effectiveness of the organization of the board and the committees thereof, developing and maintaining qualification criteria and procedures for the identification and recruitment of candidates for election to serve as directors, and annually reviewing the directors, its own performance and its charter. The nominating and corporate governance committee will consider nominees recommended by stockholders. With respect to procedures that must be followed in order for nominations from stockholders to be considered, see “Nominations to the Board of Directors” above. Because the nominating and corporate governance committee was formed subsequent to the Company’s 2005 fiscal year, there were no meetings of this committee in fiscal year 2005.

The board of directors met four times during the fiscal year ended September 30, 2005.

The Company’s independent directors meet in executive sessions held immediately following regularly scheduled board meetings, in conjunction with the meetings of the Company’s audit committee which is comprised of independent directors. In fiscal year 2005, independent directors met in executive sessions four times.

Each director attended, in person or by telephone, at least 75% of the meetings held by the board of directors and by the committees on which the director served. The Company’s board of directors holds a regular meeting in conjunction with the annual meeting of stockholders. Therefore, the directors are encouraged to and generally attend the Company’s annual meeting of stockholders. All of the Company’s directors attended the 2005 Annual Meeting of Stockholders.

Certain corporate governance rules of the National Association of Securities Dealers, or the NASD, other than those relating to the Company’s audit committee, have historically not been applicable to the Company because the Company has been a Controlled Company under NASD rules. The Company has historically been a Controlled Company under NASD rules because OYO Corporation U.S.A., or “OYO U.S.A.,” has owned more than 50% of the Company’s common stock. On August 12, 2005, OYO Corporation, through OYO U.S.A., its wholly owned subsidiary, sold 1,400,000 shares of Company common stock in a secondary offering. As a result of this secondary offering, OYO Corporation, through OYO U.S.A., owns 25.8% of the Company’s common stock. Thus the Company is no longer a Controlled Company under NASD rules, and as such, is no longer exempt from various NASD corporate governance rules from which Controlled Companies are exempt.

Audit Committee Report

We have reviewed and discussed the Company’s audited financial statements for the year ended September 30, 2005 with management and have discussed with PricewaterhouseCoopers LLP, certified public accountants, the independent auditors for the Company, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) with respect to those statements. We have received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and have discussed with PricewaterhouseCoopers LLP its independence in connection with its audit of the Company’s most recent annual financial statements. Based on this review and these discussions, we recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2005.

Thomas L. Davis, Ph.D., William H. Moody and Ryuzo Okuto are the members of the audit committee. Dr. Davis, Mr. Moody and Mr. Okuto are independent, as defined in Rule 4200(a)(15) of the National Association of Securities Dealer’s listing standards as currently applicable to the Company.

The board of directors has adopted a written charter for the audit committee. The audit committee has reviewed and reassessed the adequacy of its charter on an annual basis.

The information in this Audit Committee Report shall not be deemed to be soliciting material, or be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C or to liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except to the extent that we specifically incorporate these paragraphs by reference.

Thomas L. Davis, Ph.D.

William H. Moody

Ryuzo Okuto

Compensation of Directors

Until December 3, 2004, non-employee directors were compensated for their services at a rate of $25,000 per year, of which one-half was payable in shares of common stock based on the fair market value thereof on the date of issuance pursuant to the Company’s 1997 Non-Employee Director Stock Plan, or the “Director Plan”. On December 3, 2004, the board of directors of the Company approved an increase in the compensation to be paid to directors to $27,500 per year, of which $12,500 is payable in cash and the remaining portion is payable in shares of common stock.

Pursuant to the Director Plan, each non-employee director serving on the board of directors following each annual meeting of stockholders also receives a grant of options to acquire 3,150 shares of common stock at the fair market value on the date of that grant. Mr. Kobayashi has not accepted this annual stipend or any stock options to date. All directors are reimbursed for ordinary and necessary expenses incurred in attending board and committee meetings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The beneficial ownership as of December 21, 2005, of shares of the Company’s common stock of each director and named executive officer, each person known to the Company to beneficially own more than 5% of the outstanding common stock and all directors and named executive officers as a group, along with the percentage of outstanding common stock that such ownership represents, follows. The Company based the information regarding beneficial ownership by third persons of more than 5% of its outstanding capital stock on a search of all Schedules 13D and 13G filed with the Securities and Exchange Commission with respect to the Company’s stock. Each person named has sole voting and investment power with respect to the shares indicated except as otherwise stated in the notes to the table.

Beneficial Owner(8)	Shares	Percentage
OYO Corporation (1)	1,450,000	25.8%
OYO Corporation U.S.A. (1)	1,450,000	25.8%
Dimensional Fund Advisors Inc. (7)	421,161	7.53%
Thomas L. Davis (2)	39,347	*
Katsuhiko Kobayashi	—	*
Thomas T. McEntire (3)	90,000	1.6%
William H. Moody (4)	3,930	*
Ryuzo Okuto (4)	3,930	*
Gary D. Owens (5)	335,000	5.9%
Michael J. Sheen (6)	135,000	2.4%
Charles H. Still (2)	39,347	*
Executive officers and directors as a group (8 people)	646,554	11.5%

*	Less than one percent.
(1)	The shares indicated as beneficially owned by OYO Corporation are held directly by its wholly-owned subsidiary, OYO Corporation U.S.A. The address of OYO Corporation is 4-2-6 Kudan-kita, Chiyoda-ku, Tokyo 102, Japan. The address of OYO Corporation U.S.A. is 245 Carmelo Avenue, Suite 101, Pasadena, California 91107. OYO Corporation and OYO Corporation U.S.A. share the voting and dispositive power of these shares.
(2)	Includes unexercised options to purchase 31,500 shares.
(3)	Includes unexercised options to purchase 80,000 shares.
(4)	Includes unexercised options to purchase 3,150 shares.
(5)	Includes unexercised options to purchase 120,000 shares. Mr. Owens’ business address is 7007 Pinemont Drive, Houston, Texas 77040-6601.
(6)	Includes unexercised options to purchase 115,000 shares.
(7)	As reflected on a Schedule 13G filed with the Securities Exchange Commission (the “SEC”) on February 9, 2005, Dimensional Fund Advisors Inc. (“Dimensional”), an investment manager to certain commingled group trusts and separate accounts. According to this Schedule 13G, Dimensional, in its role as investment advisor or manager, possesses investment and/or voting power over such shares, and may be deemed to be the beneficial owner of the such shares; however, Dimensional disclaims beneficial ownership of such securities. According to this Schedule 13G, Dimensional’s principal business office is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.
(8)

A listing of the Company’s record holders as of September 30, 2005 shows Eagle Asset Management, Inc. (“Eagle”) as record holder of 497,615 shares of the Company’s common stock, or 8.9% of the outstanding capital stock of the Company, and Fidelity Management & Research Co. (“Fidelity”) as record holder of 455,300 shares of the Company’s common stock, or 8.1% of the outstanding capital stock of the Company. Because no filings have been made with the SEC as of December 21, 2005 with respect to these shares, the Company is not able to determine if either Eagle or Fidelity is a beneficial owner of more than five percent of the Company’s shares of common stock as of December 21, 2005. Moreover, a listing of the Company’s record holders as of September 30, 2005 shows Dimensional as record holder of 409,309 shares of the

Company’s common stock, or 7.3% of the outstanding capital stock of the Company, which does not match the information included in the Schedule 13G filed by Dimensional with the SEC.

On August 12, 2005, OYO U.S.A. sold 1,400,000 shares of Company common stock to certain underwriters for sale to the public pursuant to an underwriting agreement among the underwriters, OYO U.S.A. and the Company. As a result of this secondary offering, the percentage ownership of OYO Corporation, owned through OYO U.S.A., decreased from 50.7% to 25.8%.

EXECUTIVE OFFICERS AND COMPENSATION

Information regarding the named executive officers follows.

Name	Age	Position
Gary D. Owens	58	Chairman of the Board, President and Chief Executive Officer
Michael J. Sheen	57	Senior Vice President and Chief Technical Officer
Thomas T. McEntire	45	Chief Financial Officer
Lacey C. Rice	50	Vice President, Human Resources

Thomas T. McEntire joined the Company as Chief Financial Officer in September of 1997. Mr. McEntire had been Financial Controller of APS Holding Corporation (“APS”) beginning in February 1995 and held other senior financial management positions since joining APS in 1990. Prior to joining APS, Mr. McEntire held various positions with Coopers & Lybrand L.L.P. from 1982 to 1990.

Lacey C. Rice joined the Company as Vice President of Human Resources in July of 2004. Prior to joining the Company, Ms. Rice was the payroll manager for U.S. operations at Schlumberger Oilfield Services. Prior to joining Schlumberger in February 2002, Ms. Rice held senior level positions in human resources with Baker Oil Tools and Baker Hughes, Inc., from 1998 to 2002; and Input/Output, Inc. from 1977 to 1997.

Mr. Owens’ and Mr. Sheen’s backgrounds are described above under “Background of Nominees and Continuing Directors”.

Summary of Compensation

A summary of the compensation earned by the named executive officers in the fiscal years ended September 30, 2005, 2004 and 2003 which is required to be disclosed herein follows:

Name and Principal Positions	Fiscal Year	Annual Compensation		Long-term Compensation Awards		(1) Other Annual Compensation
		Salary	Bonus	Restricted Stock Awards	Shares Underlying Options
Gary D. Owens Chairman of the Board, President and CEO	2005 2004 2003	$200,000 200,000 200,000	$15,462 — —	— — —	— — 60,000	$6,000 5,770 6,000
Michael J. Sheen Senior Vice President and Chief Technical Officer	2005 2004 2003	$175,000 175,000 175,000	$13,529 — —	— — —	— — 50,000	$5,250 5,050 5,550
Thomas T. McEntire Chief Financial Officer	2005 2004 2003	$150,000 150,000 150,000	$11,596 — —	— — —	— — 50,000	$4,500 4,330 4,500

(1)	Other Annual Compensation includes contributions to defined contribution 401(k) retirement savings plans.

Information regarding unexercised options held by the above named executive officers as of September 30, 2005 which is required to be disclosed herein follows.

None of the above named executive officers exercised any options in fiscal year 2005. The value of unexercised options is based on the $19.81 closing price of the Company’s common stock on September 30, 2005.

Name	Number of Shares Underlying Unexercised Options at September 30, 2005 (# shares)	Value of Unexercised In-The-Money Options at September 30, 2005
		Exercisable	Unexercisable
Gary D. Owens	150,000	$746,125	$380,700
Michael J. Sheen	140,000	682,675	317,250
Thomas T. McEntire	105,000	532,750	317,250

Employment Agreements

Messrs. Owens and Sheen have entered into employment agreements with the Company. Mr. Owens’ annual base salary is $200,000, and Mr. Sheen’s annual base salary is $175,000. These salaries may be adjusted by the board of directors. Messrs. Owens and Sheen are entitled to participate in the Company’s 401(k) plan and any bonus plan the board of directors adopts and to receive certain other benefits and vacation. Pursuant to their employment agreements, each of Messrs. Owens and Sheen is entitled to receive the severance benefits described below upon termination of his employment unless the termination:

•	results from his death, disability or retirement;
•	is by the Company for Cause; or
•	is by the employee other than for Good Reason.

“Cause” is defined to mean the employee’s willful and continued failure to perform his duties after a demand for his performance of those duties or the employee’s willfully engaging in gross misconduct materially and demonstrably injurious to the Company. “Good Reason” is defined to mean a demotion, a reduction in base salary, a relocation of the employee’s base location of employment, the discontinuation of any employee benefit without comparable substitution, the failure of any successor of the Company to assume the employment agreement or a purported termination not in compliance with the employment agreement.

The severance benefits to which either Messr. Owens or Sheen would be entitled on termination include:

•	his salary through the date of termination;
•	twice his base salary and pro-rated bonus for the fiscal year of termination;
•	any relocation and indemnity payments to which he is entitled and any costs and legal fees incurred in connection with any dispute over his employment agreement; and
•	a gross-up for any applicable “excess parachute payment” tax imposed by the Internal Revenue Code of 1986.

In connection with these employment agreements, each of Messrs. Owens and Sheen has agreed that he will not disclose or misappropriate any confidential information of the Company.

Compensation Committee Interlocks and Insider Participation

The compensation committee comprises Dr. Thomas L. Davis and Mr. Charles H. Still. Mr. Still is a partner in the law firm of Fulbright & Jaworski L.L.P., which provides legal services to the Company. Fulbright & Jaworski L.L.P. also provides legal services to OYO Corporation and to OYO U.S.A. and its affiliates. Mr. Still also serves as Secretary of the Company in a non-executive capacity.

Compensation Committee Report on Executive Compensation

Our executive compensation program is designed to attract, motivate and retain talented management personnel and to reward management for the Company’s successful financial performance and for increasing stockholder value. We provide compensation and incentives through a combination of salaries, annual performance bonuses and long-term incentive stock-based awards.

Base Annual Salaries

Before the Company’s initial public offering in 1997, and before the formation of the compensation committee, the Company entered into employment agreements with Messrs. Owens and Sheen as described under “—Employment Agreements” above. The compensation levels reflected in those employment agreements were established in July 1997 by negotiations among Messrs. Owens and Sheen, before they joined the Company, and representatives of OYO U.S.A., the Company’s sole stockholder at that time.

The base annual salaries of the Company’s named executive officers for fiscal year 2005 required to be disclosed herein were as follows.

Mr. Owens, President and Chief Executive Officer	$200,000
Mr. Sheen, Senior Vice President and Chief Technical Officer	$175,000
Mr. McEntire, Chief Financial Officer	$150,000

The compensation committee has the authority to adjust these base salaries; however, the employment agreements described above require that Messrs. Owens’ and Sheen’s base salaries not be reduced from the base amounts set forth above.

Annual Performance Bonuses

In November 2004, management recommended to the board of directors, and the board of directors adopted, a comprehensive, company-wide cash bonus compensation plan for all employees for fiscal year 2005. The cash bonus plan set forth various targets and criteria for the Company’s operating performance and established a cash bonus, assessed on an individual basis, for employees of the Company. The financial targets were designed to provide incentives for the employees to work as a team to improve our financial results. A similar cash bonus compensation plan has been adopted for the 2006 fiscal year. The plan has been filed as an exhibit to the Company’s Form 10-K for fiscal year 2005.

Long-Term Stock-Based Compensation

We also believe that long-term incentive compensation is an important component of the Company’s compensation program and that the value of this compensation should be directly related to increases in stockholder value. Therefore, in addition to base salaries and annual performance bonuses, the executive officers participate in the 1997 Key Employee Stock Option Plan, as amended, which allows the Company to grant long-term incentive compensation to its executive officers in the form of stock options and restricted stock awards. These options and restricted stock awards typically vest 25% per year over four years and are therefore intended to compensate executive officers for long-term appreciation in the market value of the common stock.

In connection with the Company’s initial public offering in November 1997, the Company granted options to purchase stock and restricted stock to the named executive officers. The amounts of these options and restricted stock were determined before the initial public offering by negotiations among Mr. Owens and representatives of OYO U.S.A. Options granted at the time of the initial public offering have an exercise price of $14 per share, which is equal to the initial public offering price, and vested over four years.

Applicable Tax Code Provision

The compensation committee has reviewed the potential consequences for the Company of Section 162(m) of the Internal Revenue Code, which limits the tax deduction the Company can claim for annual compensation in excess of $1 million to certain executives. This limit did not impact the Company in fiscal year 2005 and is not expected to impact the Company in fiscal year 2006.

The information in this Compensation Committee Report on Executive Compensation shall not be deemed to be soliciting material, or be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C or to liabilities of Section 18 of the Exchange Act, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this report by reference.

Thomas L. Davis, Ph.D.

Charles H. Still

Common Stock Performance Comparisons

The following graphs compare the performance of the Company’s common stock with the performance of the Russell 2000 index and the Standard & Poor’s Oil & Gas Equipment and Services index as of each of the dates indicated.

	9/30/2000	9/30/2001	9/30/2002	9/30/2003	9/30/2004	9/30/2005
OYO Geospace Corporation	100.00	54.00	49.963	50.76	65.56	79.24
Russell 2000	100.00	78.79	71.46	97.55	115.86	136.66
S&P Oil & Gas Equipment and Services	100.00	57.21	47.26	62.02	89.24	129.74

The graph assumes $100 invested on September 30, 2000 (a) in the Company’s common stock, (b) in the stocks comprising the Russell 2000 index on that day and (c) in the stocks comprising the Standard & Poor’s Oil & Gas Equipment and Services index. Reinvestment of all dividends on stocks comprising the two indices is assumed.

The foregoing graphs are based on historical data and are not necessarily indicative of future performance. These graphs shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to the Regulations of 14A or 14C under the Exchange Act or to the liabilities of Section 18 of the Exchange Act.

CODE OF ETHICS

The Company has adopted a general code of business conduct that applies to all employees, and a supplemental code of ethics that applies to the Company’s Chief Executive Officer and senior financial officers. The general code of business conduct and supplemental code of ethics are available on the Company’s website. The address of the Company’s website is www.oyogeospace.com.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Kobayashi, a director of the Company, is a director and senior executive officer of OYO Corporation and the President of OYO U.S.A. Mr. Kobayashi also holds offices with many subsidiaries of OYO U.S.A. Mr. Still, also a director of the Company, is the Secretary of the Company and OYO U.S.A. and also serves in that position with respect to other subsidiaries of OYO U.S.A. Mr. Still is a partner in the law firm of Fulbright & Jaworski L.L.P., which provides legal services to the Company.

Pursuant to a Master Sales Agreement that the Company entered into with OYO Corporation before its initial public offering, the Company and OYO Corporation purchase products from one another at scheduled discounts of 5% to 20% off the seller’s list prices. In addition, OYO Corporation purchases printhead-related products from other Japanese corporations and then resells those products to the Company. For its service and assistance in these transactions, OYO Corporation typically marks up its cost by 5%. The Company believes that by purchasing these printhead-related products through OYO Corporation, it received a more favorable price than it could have obtained if it were to negotiate directly for their purchase.

In fiscal year 2005, the Company sold approximately $427,012 in goods to OYO Corporation and its affiliates other than the Company and its subsidiaries and purchased approximately $58,563 in goods from OYO Corporation and its affiliates other than the Company and its subsidiaries (including the products covered by the Master Sales Agreement).

INDEPENDENT PUBLIC ACCOUNTANTS

PricewaterhouseCoopers LLP served as the Company’s principal independent public accountants for the 2005 fiscal year and has been selected to serve for the 2006 fiscal year, subject to negotiation of a satisfactory fee arrangement. Representatives of PricewaterhouseCoopers LLP are expected to attend the meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements and the reviews of the financial statements included in the Company’s Forms 10-Q were $284,249 for the 2005 fiscal year, and $222,077 for the 2004 fiscal year.

Audit Related Fees

There were no fees billed for audit-related services not disclosed in “Audit Fees” above for the 2005 fiscal year or under that same heading in the proxy statement filed in connection with the Company’s 2005 annual meeting of stockholders for the 2004 fiscal year.

Tax Fees

The aggregate fees billed by the Company’s principal accountants for tax services, including tax compliance, tax advice and tax planning totaled approximately $40,599 in fiscal year 2005 and $107,296 in fiscal year 2004. The fees in fiscal years 2005 and 2004 were primarily for the preparation of tax returns.

All Other Fees

The aggregate fees billed for professional services rendered by the Company’s principal accountants in connection with preparing for compliance with Section 404 of the Sarbanes Oxley Act of 2002 were $10,950 for the 2005 fiscal year. In addition, aggregate fees billed for professional services rendered by consultants which the Company retained to assist it in preparing for compliance with Section 404 of the Sarbanes Oxley Act of 2002 were $426,675 for the 2005 fiscal year. No such fees were billed in respect of the 2004 fiscal year.

Other fees billed by the Company’s principal accountants during fiscal year 2005 totaled approximately $12,708, which fees were billed in connection with communications with the Securities and Exchange Commission, the registration statements on Form S-8 filed by the Company in connection with the Company’s 1999 Broad-Based Option Plan and amendments to the Company’s 1997 Key Employee Stock Option Plan and 1997 Non-Employee Director Plan and a survey performed by the Company’s principal accountants’ Russian office pertaining to certain Russian compensation matters. There were no fees billed for services rendered by the Company’s principal accountants, other than for services otherwise covered under the subheadings above, for fiscal year 2004.

Compatibility of Certain Fees with Independent Accountants’ Independence

The audit committee has considered whether the provision of services which are covered under the subheading “All Other Fees” above is compatible with maintaining the Company’s principal accountants’ independence.

The audit committee has adopted pre-approval policies and procedures pursuant to which the engagement of any accountant is approved. Such procedures govern the ways in which the audit committee will pre-approve audit and various categories of non-audit services that the auditor provides to the Company and its subsidiaries. In accordance with this policy, the audit committee had given its approval for the provision of audit services by PricewaterhouseCoopers LLP for the fiscal year ending September 30, 2005 and had also given its general pre-approval for the performance by PricewaterhouseCoopers LLP of certain types of audit-related, tax and permitted non-audit services. Services which have not received pre-approval must receive specific approval of the audit committee. The audit committee is informed of each such engagement in a timely manner, and such procedures do not include delegation of the audit committee’s responsibilities to management. All audit, tax and other services the contracts for which were entered into in fiscal 2005 were pre-approved by the audit committee.

SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers, directors and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by the regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on a review of reports on those filings furnished to the Company and written representations from reporting persons that no additional reports were required, the Company believes that during the fiscal year ended September 30, 2005, all officers, directors and greater than 10% stockholders complied with all filing requirements applicable to them, except that one Form 4 which was filed by Mr. Kobayashi in connection with the decrease in his beneficial ownership of Company common stock as a result of the secondary offering by OYO Corporation, through OYO U.S.A., of 1,400,000 shares was not timely reported.

PROPOSALS FOR NEXT ANNUAL MEETING; OTHER MATTERS

Any appropriate proposals of holders of common stock intended to be presented at the annual meeting of stockholders of the Company to be held in 2007 must be received by the Company at its principal executive offices, 7007 Pinemont Drive, Houston, Texas 77040-6601, no later than October 11, 2006 to be included in the proxy statement and form of proxy relating to that meeting. A matter as to which the Company receives notice that is proposed to be brought before the annual meeting of stockholders of the Company in 2007 outside the process of the Securities and Exchange Commission’s rule on stockholder proposals (described in the preceding sentence) will be considered not properly brought before that meeting, and will be out of order, unless the notice as to that matter meets the requirements of the advance notice provisions of the Company’s by-laws. That provision requires notice of any matter, including nomination of a director, to be submitted by a stockholder at the annual meeting of stockholders of the Company in 2007 to be received by the Company no later than December 9, 2006, and to be received by the Company no earlier than August 12, 2006.

The cost of solicitation of proxies in the accompanying form will be paid by the Company. In addition to solicitation by use of the mails, the directors, officers or employees of the company may solicit the return of proxies by telephone, telecopy or in person.

Proxy – OYO Geospace Corporation

This Proxy is solicited on behalf of the Board of Directors

Proxy-Annual Meeting of Stockholders – February 8, 2006

The undersigned holder of Common Stock of OYO Geospace Corporation (“OYOG”) hereby appoints Gary D. Owens and William H. Moody, or either of them, proxies of the undersigned with full power of substitution, to vote at the Annual Meeting of Stockholders of OYOG to be held at 9:00 a.m. on the 8th of February 2006, at the OYOG corporate headquarters at 7007 Pinemont Drive, Houston, Texas, and at any adjournment or postponement thereof, the number of votes that the undersigned would be entitled to cast if personally present.

In their discretion, the above named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof and upon matters incident to the conduct of the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of the director nominees named on the reverse side, or if any one or more of the nominees becomes unavailable, FOR another nominee or other nominees to be selected by the Board of Directors.

Please mark, sign, date and return in the enclosed envelope, which requires no postage if mailed in the United States.

(continued and to be signed on other side)

OYO Geospace Corporation

[Name]
[Address]	Holder Account Number

	☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

[A]    Election of Directors

1.	The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold
01 – Katsuhiko Kobayashi	☐	☐	02 – Michael J. Sheen	☐	☐

	For	Withhold
03 – Charles H. Still	☐	☐

[B] Authorized Signatures—Sign Here— This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 – Please keep signature within the box	Signature 2 – Please keep signature within the box

Date (mm/dd/yyyy)